FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2001

        PIERCE INTERNATIONAL DISCOVERY, INC.
_____________________________________________________________
(Exact name of registrant as specified in its charter)

                    NEVADA
______________________________________________________
(State or other jurisdiction of incorporation)

         33-30743                 84-1121360
 ______________________ ____________________________
(Commission File Number) (IRS Employer Identification No.)

       6975 SOUTH UNION PARK CENTER, STE. 600
              SALT LAKE CITY, UT 84047
_____________________________________________________
(Address of principal executive offices) (Zip code)

(Registrant's telephone number, including area code): (801) 256-9600

                         N/A
_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.
OTHER EVENTS On March 28, 2001, Pierce International Discovery, Inc.
signed a definitive agreement to acquire Emergisoft Holding, Inc. in a stock-for-stock merger. By April 30, 2001, the merger of Emergisoft with EMS Acquisition Corp., a wholly owned subsidiary of Pierce will be completed. The transaction will result in the issuance of 46,155,110 (in excess of a majority) of Pierce common stock to the stockholders of Emergisoft in exchange for 100% of the equity interests of Emergisoft. Pierce will then change its name to Emergisoft Holding, Inc. after completion of the merger process and 23,364,275 presently outstanding shares of Pierce, owned by a single individual, will be canceled, leaving a total of 48,793,843 shares issued and outstanding. Emergisoft will be a wholly-owned subsidiary of Pierce and the present holders of Emergisoft will own approximately 94.59% of the outstanding interest and voting rights of Pierce.

The merger will not require approval of shareholders of Pierce. Holders of a majority of the shares of stock of Emergisoft have approved the merger. Closing of the merger is subject to customary conditions, including various regulatory filings.

The merger agreement contemplates that Richard Manley, President and Chief Executive Officer of Emergisoft will be appointed President, CEO and a director of Pierce. The current sole officer and director will resign from these positions with the parent company upon Mr. Manley's appointment. Mr. Manley intends to appoint Dan Witte, James L. Williams, Ron Hellstern, Kenna Bridgmon, and Joe Eppes as officers and Dan Witte, Ron Hellstern, Kenna Bridgmon, Ash Huzenlaub, Jason Sear, and Cameron Ware as additional directors. Messrs. Manley, Witte, Williams, Hellstern, Eppes, Ware, Sear and Huzenlaub and Ms. Bridgmon will serve until their respective successors are elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2001 PIERCE INTERNATIONAL DISCOVERY, INC.
(Registrant)



By:_______________________________________
Lionel L. Drage, President

EXHIBIT INDEX

Exhibit No. Description

99 Press Release dated March 29, 2001 by the Registrant.




PIERCE INTERNATIONAL DISCOVERY, INC.

FOR IMMEDIATE RELEASE

PIERCE TO ACQUIRE
TEXAS-BASED EMERGISOFT HOLDING, INC.

SALT LAKE CITY, UT (April 2, 2001) -for-stock merger. The transaction is expected to be completed on or before April 30, 2001, by the merger of Emergisoft with EMS Acquisition Corp., a wholly owned subsidiary of Pierce. The transaction will result in the issuance of 46,155,110 (in excess of a majority) of the Pierce common stock to the stockholders of Emergisoft in exchange for 100% of the equity interests of Emergisoft. Pierce will then change its name to Emergisoft Holding, Inc. after completion of the merger process and 23,364,275 presently outstanding shares of Pierce, owned by a single individual, will be canceled, leaving a total of 48,793,843 shares issued and outstanding. Emergisoft will be a wholly-owned subsidiary of Pierce and the present holders of Emergisoft will own approximately 94.59% of the outstanding interest and voting rights of Pierce.

The merger will not require approval of shareholders of Pierce. Holders of a majority of the shares of stock of Emergisoft have approved the merger. Closing of the merger is subject to customary conditions, including various regulatory filings.

The merger agreement contemplates that Richard Manley, President and Chief Executive Officer of Emergisoft will be appointed President, CEO and a director of Pierce. The current sole officer and director will resign from these positions with the parent company upon Mr. Manley's appointment. Mr. Manley intends to appoint Dan Witte, James L. Williams, Ron Hellstern, Kenna Bridgmon, and Joe Eppes as officers and Dan Witte, Ron Hellstern, Kenna Bridgmon, Ash Huzenlaub, Jason Sear, and Cameron Ware as additional directors. Messrs. Manley, Witte, Williams, Hellstern, Eppes, Ware, Sear and Huzenlaub and Ms. Bridgmon will serve until their respective successors are elected and qualified.

Pierce International Discovery, Inc. was organized in 1989 in the State of Colorado and subsequently changed domicile to Nevada in 1999. Pierce has been inactive for a number of years.

Emergisoft Holding, Inc., based in Arlington, Texas, is a leader in the design and implementation of Clinical Patient Management Systems for hospital Emergency Department automation across the United States. Emergisoft streamlines patient documentation, protecting against errors and litigation, fulfilling government compliance, optimizing revenue recovery and controlling physicians' and nurses' costs and charges.